   As filed with the Securities and Exchange Commission on November 1, 1996

                                                         Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                       Teleport Communications Group Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                    13-3173139
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                Identification No.)


      One Teleport Drive                              10311-1033
Staten Island New York, New York                      (Zip Code)
(Address of Principal Executive Offices)

                           -------------------------

                       TELEPORT COMMUNICATIONS GROUP INC.
                            RETIREMENT SAVINGS PLAN
                              (Full title of plan)

                           -------------------------
                             JOHN W. THOMSON, ESQ.
                          Vice President and Secretary
                       Teleport Communications Group Inc.
                               One Teleport Drive
                       Staten Island, New York 10311-1011
                                 (718) 355-2000

                           -------------------------
                     Telephone number of agent for service:
                                 (718) 355-2000

                           -------------------------
                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          Proposed           Proposed
  Title of security   Amount being    maximum offering       maximum
  being registered   registered (**)      price per     aggregate offering      Amount of
                                         share (***)          price          registration fee
===============================================================================================
      Class A*
    Common Stock,
   $.01 Par Value
    Per Share.....        2,000,000        $24.00          $48,000,000          $14,546
===============================================================================================

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(**) Plus an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(***)The maximum offering price per share is calculated pursuant to Rule 457(c) using the average high and low prices of the security as of October 28, 1996 as reported on NASDAQ.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       Teleport Communications Group Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

       (1) The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 for the fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1996 and all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since June 30, 1996.

       (2) The Teleport Communications Group Inc. Retirement Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995;

       (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

       (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Article V of the Amended and Restated Certificate of Incorporation of the Company, (the "Certificate of Incorporation"), provides that to the fullest extent of Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

       Section 102(b)(7) of the DGCL, provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

       Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII of the Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.



                                  UNDERTAKINGS

       (a)    The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 29th day of October, 1996.

                                         TELEPORT COMMUNICATIONS GROUP INC.


                                         By: /s/ Robert Annunziata
                                            ------------------------------------
                                                      Robert Annunziata
                                                        President and
                                                   Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Capacity                    Date
       ---------                      --------                    ----
/s/ Robert Annunziata
-------------------------      Chairman of the Board         October 29, 1996
    Robert Annunziata       Directors, President, Chief
                            Executive Officer, and Chief
                                  Operating Officer

/s/ John A. Scarpati
-------------------------     Senior Vice President and      October 29, 1996
    John A. Scarpati           Chief Executive Officer
                            (Principal Financial Officer)

/s/ Maria Terranova-Evans
-------------------------   Vice President and Controller    October 29, 1996
    Maria Terranova-Evans   (Principal Accounting Officer)

/s/ James O. Robbins
-------------------------             Director               September 30, 1996
    James O. Robbins

/s/ Brian L. Roberts
-------------------------             Director               October 29, 1996
    Brian L. Roberts

/s/ Brendan R. Clouston
-------------------------             Director               September 30, 1996
    Brendan R. Clouston

/s/ John R. Dillon
-------------------------             Director               September 24, 1996
    John R. Dillon

/s/ Gerald W. Gaines                    Director              September 30, 1996
---------------------------
    Gerald W. Gaines

/s/ Lawrence S. Smith
---------------------------             Director              September 30, 1996
    Lawrence S. Smith

/s/ Larry E. Romrell
---------------------------             Director              September 30, 1996
    Larry E. Romrell

/s/ David M. Woodrow
---------------------------             Director              September 26, 1996
    David M. Woodrow

/s/ James Bruce Llewelyn
---------------------------             Director              September 24, 1996
    James Bruce Llewelyn

/s/ C.B. Rogers, Jr.
---------------------------             Director              September 30, 1996
    C.B. Rogers, Jr.

/s/ Jimmy W. Hayes
---------------------------             Director              September 30, 1996
    Jimmy W. Hayes

/s/ Bernard W. Schotters
---------------------------             Director              September 30, 1996
    Bernard W. Schotters

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 30 day of September, 1996.

                                 TELEPORT COMMUNICATIONS GROUP INC.
                                 RETIREMENT SAVINGS PLAN


                                 By: /s/ John A. Scarpati
                                     ---------------------------------------
                                                 John A. Scarpati
                                        Teleport Communications Group Inc.
                                              Retirement Savings Plan
                                              Administrative Committee

                                 EXHIBIT INDEX


Exhibit No.                            Exhibit
-----------                            -------

   *3.6 Amended and Restated Certificate of Incorporation of TCGI, as revised

   *3.7       Amended and Restated By-laws of TCGI, as revised

   *4.2 Form of Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit E of Exhibit 2.1 hereof)

   *4.3 Form of Indenture between TCGI and United States Trust Company of New York, as Trustee, relating to the 111/8% Senior Discount Notes due 2007 of TCGI

   *4.4 Form of Indenture between TCGI and United States Trust Company of New York, as Trustee, relating to 9 7/8% Senior Notes due 2006 of TCGI

   *4.5       Form of Stock Certificate for Teleport Communications Group Inc.

    5         Opinion of Dow, Lohnes & Albertson

   23(i)      Consent of Deloitte & Touche LLP

   23(ii)     Consent of Dow, Lohnes & Albertson
              (contained in their opinion in Exhibit 5)

   99.1       Teleport Communications Group Inc. Retirement Savings Plan

* Incorporated by reference to the corresponding exhibit of TCGI's Registration Statements on Form S-1 (File Nos. 333-3850 and 333-3984)